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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


      We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-52710 of Computer Sciences Corporation (the "Company") on Form S-3 of our report dated May 22, 2000, appearing in the amended Annual Report on Form 10-K of the Company for the year ended March 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California
February 6, 2001